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                                                                      EXHIBIT 21

                           WESCO FINANCIAL CORPORATION

                                  SUBSIDIARIES


                                                          PERCENTAGE
                                                           OWNED BY                 STATE OF
        NAME OF SUBSIDIARY                                REGISTRANT              INCORPORATION
        ------------------                                ----------              -------------
Wesco Holdings Midwest, Inc.............................     100%                  Nebraska
  Precision Steel Warehouse, Inc........................     100%                  Illinois
     Precision Steel Warehouse, Inc.,
        Charlotte Service Center........................     100%                  Delaware
     Precision Brand Products...........................     100%                  Delaware
  Wesco-Financial Insurance Company.....................     100%                  Nebraska
     Kansas Bankers Surety Company......................     100%                  Kansas
MS Property Company   ..................................     100%                  California